RAIT Financial Trust Announces First Quarter 2014 Financial Results

PHILADELPHIA, PA — May 7, 2014 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced first quarter 2014 financial results.

Highlights:

Financial Performance

•	RAIT introduced a new non-GAAP financial measure – Cash Available for Distribution (“CAD”). CAD per share increased 22.2% to $0.22 for the quarter ended March 31, 2014 from $0.18 for the quarter ended March 31, 2013.

•	Total revenues grew 15.4% to $67.3 million for the quarter ended March 31, 2014 from $58.3 million for the quarter ended March 31, 2013.

Dividends

•	On March 18, 2014, RAIT declared a first quarter 2014 common dividend of $0.17 per share, representing a 42% increase from the first quarter 2013 common dividend of $0.12 per common share. The first quarter common dividend record date was April 4, 2014 and was paid on April 30, 2014.

CRE Loan Portfolio

•	Investments in mortgages and loans increased 11% to $1.24 billion at March 31, 2014 from $1.12 billion at December 31, 2013

•	RAIT originated $224.5 million of loans during the quarter ended March 31, 2014 consisting of $175.6 million bridge loans, $45.9 million conduit loans and $3.0 million mezzanine loans. RAIT increased bridge loan originations 35% to $175.6 million during the quarter ended March 31, 2014 as compared to $130.3 million of bridge loan production for the entire year ended December 31, 2013.

CRE Property Portfolio

•	Average effective rent per unit per month in RAIT’s multifamily portfolio increased 4.2% to $767 for the quarter ended March 31, 2014 from $736 for the quarter ended March 31, 2013.

•	As of March 31 2014, RAIT’s investments in real estate increased 20% to $1.2 billion from $1.0 billion at December 31, 2013.

•	Rental income increased 29% to $35.2 million during the quarter ended March 31, 2014 from $27.2 million for the quarter ended March 31, 2013 driven largely by the acquisition of 14 properties totaling $7.4 million over the period.

Property Management

•	RAIT expanded its third party property management platform and now owns a retail focused property manager named Urban Retail Properties (“Urban”). Urban managed 62 properties representing 16.7 million square feet in 26 states as of March 31, 2014.

Liquidity

•	In April 2014, RAIT completed a $196 million non-recourse, floating-rate CMBS transaction collateralized by first mortgage bridge loans and participations. A RAIT subsidiary sold $155.9 million of investment grade bonds representing an advance rate of approximately 79.5% and a weighted average coupon of LIBOR plus 1.79%. RAIT retained $40.2 million of the unrated bonds and equity.

•	In January 2014, RAIT issued 10,000,000 common shares in an underwritten public offering. The public offering price was $8.52 per share and RAIT received $82.6 million of net proceeds. On April 14, 2014, RAIT issued $60 million aggregate principal amount of its 7.625% Senior Notes due 2024 (NYSE:RFT) in an underwritten public offering. RAIT received approximately $57.5 million of net proceeds.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “During the first quarter we made significant progress towards our goal of allocating capital to our on balance sheet, bridge lending business. We ended the quarter funding $175.6 million of bridge loans, exceeding our entire 2013 bridge loan production. We raised capital in January and April to support the anticipated growth of the bridge lending business. Also, we grew the property portfolio through acquisitions and increasing rents which led to a 29% increase in rental income since March 31, 2013 and net operating income increasing 34% over the same period.”

Financial Results

RAIT reported CAD, a non-GAAP financial measure, for the three-month period ended March 31, 2014 of $17.2 million, or $0.22 per share — diluted based on 80.0 million weighted-average shares outstanding – diluted, as compared to CAD for the three-month period ended March 31, 2013 of $10.9 million, or $0.18 per share – diluted based on 60.4 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended March 31, 2014 of $14.6 million, or $0.18 total loss per share — diluted based on 80.0 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended March 31, 2013 of $90.5 million, or $1.50 total loss per share – diluted based on 60.4 million weighted-average shares outstanding – diluted. The first quarter 2014 net loss includes $24.1 million of unrealized losses relating primarily to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from CAD.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its CAD is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. A reconciliation of RAIT’s net income (loss) allocable to common shares to its funds from operations, a non-GAAP financial measure, and adjusted funds from operations, a non-GAAP financial measure, is included as Schedule III to this release. These Schedules also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Financial Statistics:
Assets under management	$5,119,805	$3,595,530	$3,567,675	$3,616,009	$3,626,523
Total revenue	$67,308	$67,607	$62,395	$58,622	$58,251
Earnings (loss) per share – diluted	$(0.18)	$(1.90)	$(0.24)	$(0.94)	$(1.50)
Funds from Operations (“FFO”) per share	$(0.07)	$(1.74)	$(0.12)	$(0.81)	$(1.37)
AFFO per share, diluted	$0.29	$0.34	$0.33	$0.32	$0.31
CAD per share, diluted	$0.22	$0.27	$0.23	$0.20	$0.18
Common dividend declared per share	$0.17	$0.16	$0.15	$0.13	$0.12
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,228,451	$1,115,948	$1,103,272	$1,154,306	$1,118,519
Non-accrual loans — unpaid principal	$28,019	$37,073	$45,337	$65,597	$68,257
Non-accrual loans as a % of reported loans	2.3%	3.3%	4.1%	5.7%	6.1%
Reserve for losses	$14,279	$22,955	$23,317	$24,222	$26,206
Reserves as a % of non-accrual loans	51.0%	61.9%	51.4%	36.9%	38.4%
Provision for losses	$1,000	$1,500	$500	$500	$500
CRE Property Portfolio:
Reported investments in real estate(1)	$1,205,995	$1,004,186	$986,296	$949,649	$914,919
Net operating income(1)	$17,093	$13,919	$13,712	$12,947	$12,759
Number of properties owned(1)	71	62	61	60	59
Multifamily units owned(1)	12,014	9,372	8,940	8,535	8,206
Office square feet owned	2,097,022	2,009,852	2,015,524	2,015,576	2,015,524
Retail square feet owned	1,420,909	1,421,059	1,421,059	1,421,059	1,422,572
Land (acres owned)	21.92	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily(1)	93.3%	92.2%	92.5%	92.6%	92.6%
Office	74.8%	75.6%	74.1%	74.3%	70.3%
Retail	66.6%	69.0%	68.9%	68.7%	68.9%
Average Effective Rent per Unit/Square Foot (2):
Multifamily (1) (3)	$767	$763	$761	$743	$736
Office (4)	$18.70	$18.40	$19.45	$18.77	$18.91
Retail (4)	$12.44	$12.11	$12.05	$11.78	$11.95

(1)	Includes 17 apartment properties owned by RAIT’s consolidated subsidiary, Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT), with 4,970 units and a book value of $303.4 million as of March 31, 2014. At March 31, 2014, RAIT owned 39.3% of IRT’s outstanding common stock.

(2)	Based on properties owned as of March 31, 2014.

(3)	Average effective rent is rent per unit per month.

(4)	Average effective rent is rent per square foot per year.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Wednesday, May 7, 2014 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 877.703.6103, access code 77803841. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Wednesday, May 14, 2014, by dialing 888.286.8010, access code 10523484.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in RAIT’s filings with the Securities and Exchange Commission. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended
	March 31,
Revenues:	2014	2013
Net interest margin:
Investment Interest income	$34,963	$31,280
Investment Interest expense	(7,183)	(7,483)
Net interest margin	27,780	23,797
Rental income	35,176	27,169
Fee and other income	4,352	7,285

Total revenue	67,308	58,251
Expenses:
Interest expense	11,605	9,666
Real estate operating expense	18,083	14,410
Compensation expense	8,555	6,947
General and administrative expense	4,201	3,776
Provision for losses	1,000	500
Depreciation and amortization expense	12,042	8,570

Total expenses	55,486	43,869

Operating income	11,822	14,382
Other income (expense)	10	76
Gains (losses) on assets	2,224	(3)
Gains (losses) on extinguishment of debt	2,421	—
Change in fair value of financial instruments	(24,139)	(99,757)

Income (loss) before taxes and discontinued operations	(7,662)	(85,302)
Income tax benefit (provision)	239	(39)

Net income (loss)	(7,423)	(85,341)
(Income) loss allocated to preferred shares	(5,806)	(5,218)
(Income) loss allocated to noncontrolling interests	(1,358)	27

Net income (loss) allocable to common shares	$(14,587)	$(90,532)
Earnings (loss) per share—Basic:
Total earnings (loss) per share—Basic	$(0.18)	$(1.50)
Weighted-average shares outstanding—Basic	79,970,599	60,363,153

Earnings (loss) per share—Diluted:
Total earnings (loss) per share—Diluted	$(0.18)	$(1.50)

Weighted-average shares outstanding—Diluted	79,970,599	60,363,153

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	March 31,	December 31,
	2014	2013
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,235,155	$1,122,377
equity interests
Allowance for losses	(14,279)	(22,955)

Total investments in mortgages and loans	1,220,876	1,099,422
Investments in real estate, net of accumulated depreciation of $135,876	1,205,995	1,004,186
and $127,745, respectively
Investments in securities and security-related receivables, at fair value	573,739	567,302
Cash and cash equivalents	110,072	88,847
Restricted cash	92,497	121,589
Accrued interest receivable	48,181	48,324
Other assets	70,469	57,081
Deferred financing costs, net of accumulated amortization of $19,389 and	19,193	18,932
$17,768, respectively
Intangible assets, net of accumulated amortization of $6,511 and $4,564,	23,386	21,554
respectively
Total assets	$3,364,408	$3,027,237

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$307,176	$235,011
Non-recourse indebtedness	1,950,062	1,851,390

Total indebtedness	2,257,238	2,086,401
Accrued interest payable	30,213	26,936
Accounts payable and accrued expenses	24,182	32,447
Derivative liabilities	102,796	113,331
Deferred taxes, borrowers’ escrows and other liabilities	121,766	79,462
Total liabilities	2,536,195	2,338,577
Series D Preferred Shares, 4,000,000 shares authorized, 4,000,000 and 2,600,000 shares issued and outstanding	73,301	52,970
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	41	41
preference $25.00 per share, 4,760,000 and 4,069,288 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,300,000 shares authorized, 2,288,465 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 3,600,000 shares authorized, 1,640,100 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,000,000 shares authorized	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 82,289,029 and 71,447,437 issued and outstanding, including 541,825 and 369,500 unvested restricted common share awards	2,468	2,143
Additional paid in capital	2,005,102	1,920,455
Accumulated other comprehensive income (loss)	(56,825)	(63,810)
Retained earnings (deficit)	(1,285,807)	(1,257,306)

Total shareholders’ equity	665,019	601,563
Noncontrolling interests	89,893	34,127
Total equity	754,912	635,690
Total liabilities and equity	$3,364,408	$3,027,237

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Cash Available for Distribution (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended March 31, 2014		For the Three-Month Period Ended March 31, 2013
	Amount	Per Share (2)	Amount	Per Share (3)

Cash Available for Distribution:
Net income (loss) allocable to common shares	$(14,587		$(90,532
	)	$(0.18))		$(1.50)
Adjustments:
Depreciation and amortization expense	12,042	0.15	8,570	0.14
Change in fair value of financial instruments	24,139	0.30	99,757	1.65
(Gains) losses on assets	(2,224)	(0.03)	3	0.00
(Gains) losses on extinguishment of debt	(2,421)	(0.03)	—	—
Taberna VIII and Taberna IX securitizations, net effect	(7,060)	(0.09)	(8,476)	(0.14)
Straight-line rental adjustments	(115)	0.00	(288)	0.00
Share-based compensation	1,449	0.02	723	0.01
Origination fees and other deferred items	4,551	0.06	678	0.02
Provision for losses	1,000	0.01	500	0.01
Noncontrolling interest effect from certain adjustments	460	0.01	—	—

Cash Available for Distribution	$17,234	$0.22	$10,935	$0.18

(1)	Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash dividends. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, realized gain (loss) on assets, provision for loan losses and non-cash interest income and expense items). Furthermore, CAD removes the effect from our consolidation of the legacy Taberna securitizations.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including, depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments, including such changes reflected in our consolidated Taberna securitizations; net interest income from consolidated Taberna securitizations; realized gain (loss) on assets and other; provision for loan losses; impairment on depreciable property; acquisition gains or losses and transaction costs; and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.

CAD should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. In these Schedules, references to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

(2)	Based on 79,970,599 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2014.

(3)	Based on 60,363,153 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2013.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of March 31, 2014
	Amount	Per Share (2)

Total shareholders’ equity	$665,019	$8.08
Liquidation value of preferred shares characterized as equity(3)	(199,946)	(2.43)

Book value	465,073	5.65
Adjustments:
Taberna VIII and Taberna IX securitizations, net effect	(203,644)	(2.47)
RAIT I and RAIT II derivative liabilities	36,490	0.44
Change in fair value for warrants and investor SARs	18,038	0.22
Accumulated depreciation and amortization	169,050	2.05
Valuation of recurring collateral and property management fees	50,335	0.61

Total adjustments	$70,269	$0.85

Adjusted book value	$535,342	$6.50

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect the effect of consolidated securitizations where we do not currently receive cash flows on our retained interests, accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 82,289,029 common shares outstanding as of March 31, 2014.

(3)	Based on 4,069,288 Series A preferred shares, 2,288,465 Series B preferred shares, and 1,640,100 Series C preferred shares outstanding as of March 31, 2014, all of which have a liquidation preference of $25.00 per share.

Schedule III
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month			For the Three-Month
	Period Ended			Period Ended
	March 31, 2014			March 31, 2013

	Amount	Per Share (2)	Amount	Per Share (3)

Funds From Operations:
Net income (loss) allocable to common shares	$(14,587)	$(0.18)	$(90,532)	$(1.50)
Adjustments:
Real estate depreciation and amortization	8,819	0.11	7,973	0.13
(Gains) losses on the sale of real estate	321	0.00	—	—

Funds From Operations	$(5,447)	$(0.07)	$(82,559)	$(1.37)

Adjusted Funds From Operations:
Funds From Operations	$(5,447)	$(0.07)	$(82,559)	$(1.37)
Adjustments:
Change in fair value of financial instruments	24,139	0.30	99,757	1.65
(Gains) losses on debt extinguishment	(2,421)	(0.03)	—	—
Capital expenditures, net of direct financing	(647)	(0.01)	(172)	0.00
Straight-line rental adjustments	(115)	0.00	(288)	0.00
Amortization of deferred items and intangible assets	6,417	0.08	1,133	0.02
Share-based compensation	1,449	0.02	723	0.01

Adjusted Funds From Operations	$23,375	$0.29	$18,594	$0.31

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

(2)	Based on 79,970,599 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2014.

(3)	Based on 60,363,153 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2013.